Exhibit 10.15

AMENDMENT NO. 1 TO THE

2010 RESTATEMENT OF THE MACDERMID, INCORPORATED

PROFIT SHARING AND EMPLOYEE SAVINGS PLAN

In accordance with Section 11.1, MacDermid, Incorporated hereby amends the Plan to provide for a method for allocating forfeitures under the Plan, as more fully described below.

Effective January 1, 2012, Section 5.6, Forfeitures is amended by the addition of the following paragraph:

“In the event that forfeitures cannot be allocated under the method or for the purposes described above, or used to reduce administrative expenses, remaining forfeitures shall be allocated to each Participant’s account per capita, as of the end of the Plan Year in which the forfeiture arose, or, if later, as of the Plan Year in which the forfeiture remains in the Plan. For purposes of this paragraph, Participants with a terminated vested account as of the date of reallocation shall be included in a any such per capita forfeiture allocation.”

All other provisions of the Plan remain in full force and effect.

Signed this 13th day of March, 2012.

By: /s/ Frank J. Monteiro

Title: Chief Financial Officer